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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 8 to Registration Statement No. 333-177875 of our report dated November 9, 2011 relating to the combined financial statements of Vantiv Holding, LLC (formerly known as FTPS Holding, LLC) and Transactive Ecommerce Solutions Inc. for the six-month period ended June 30, 2009, appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, OH
March 16, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM